Exhibit 99.1

ACCESS Newswire Reports Third Quarter 2025 Results

Increased ARR Leads to Higher Revenue and EBITDA

•	Q3 2025 revenue grew modestly to $5.7M compared to $5.6M in Q2 2025 and Q3 2024
•	Q3 Adjusted EBITDA increased 71% to $933,000 compared to $546,000 in Q3 2024
•	Gross margin percentage remained strong at 75%

RALEIGH, NC / ACCESS Newswire / ACCESS Newswire Inc. (NYSE American:ACCS), a leading communications company, today reported its operating results for the three and nine months ended September 30, 2025.

“Q3 was another positive quarter for ACCESS Newswire, marked by operational discipline, continued customer growth and increased Adjusted EBITDA,” said Brian R. Balbirnie, ACCESS Newswire’s Founder and Chief Executive Officer. “We have clear visibility into the opportunities ahead, and we are confident that the steps we are taking now will deliver long-term value for our shareholders.”

Mr. Balbirnie continued, “ACCESS Newswire is entering a pivotal period of product advancement. As we move into the final quarter of the year, we remain focused on driving growth through continued product innovation and operational efficiency. With a broad and expanding set of communications solutions, we believe we are well-positioned to capture additional market-share in the evolving communications landscape. The product enhancements we plan to introduce before year-end are designed to further enhance the customer experience and support sustained top-line growth.”

Third Quarter 2025 Highlights:

•	Revenue - Total revenue was $5.7M, a 2% increase from $5.6M in Q3 2024 and Q2 2025. The increase in revenue during the quarter is due to an increase in core press release revenue of approximately 7% and 4% as compared to the same periods of the prior year and prior quarter, respectively. The increase in revenue is primarily attributable to increases in volume during these periods.

•	Gross Margin - Gross margin for Q3 2025 was $4.3M, or 75% of revenue, compared to $4.2M, also 75% of revenue, during Q3 2024 and $4.3M, or 76% of revenue in Q2 2025. Gross margin was impacted by increased distribution costs as we continue to invest in our distribution partners, however, this was partially offset by lower employee costs due to optimization of our operational teams.

•	Operating Loss - Operating loss was $184,000 for Q3 2025, as compared to $604,000 during Q3 2024. Operating expenses decreased $380,000, or 8%, to $4.5 million. The decrease was primarily due to a reduction in general and administrative expenses due to decreases in headcount, provision for credit losses, as well as indirect costs associated with the Compliance business.

•	Loss from continuing operations – On a GAAP basis, net loss from continuing operations was $45,000, or $0.01 per diluted share, for Q3 2025, compared to $870,000, or $0.23 per diluted share, for Q3 2024. In addition to our lower operating loss, the decrease in loss from continuing operations is due to lower interest expense due to our restructured debt, increased interest income as well as lower loss on change in fair value of our interest rate swap.

•	Non-GAAP Measures – Q3 2025 EBITDA was $537,000, or 9%, compared to $(212,000), or (4)%, during Q3 2024. Adjusted EBITDA was $933,000, or 16% of revenue, for Q3 2025 compared to $546,000, or 10% of revenue, for Q3 2024. Non-GAAP net income for Q3 2025 was $760,000, or $0.20 per diluted share, compared to $187,000, or $0.05 per diluted share, during Q3 2024. Adjusted free-cash flow was $(418,000) for Q3 2025 compared to $1.4M for Q3 2024. Q3 2025 included over $1.1M of tax payments related to gain on sale of the compliance business.

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Year To Date Q3 2025 Highlights:

•	Revenue - Total revenue was $16.8M, a 2% decrease from $17.2M during the first nine months of 2024. The decrease was primarily due to declines in revenue across our product lines, however, core press release revenue increased 1%.

•	Gross Margin - Gross margin for the first nine months of 2025 was $12.8M, or 76% of revenue, compared to $13.1M, also 76% of revenue, during the first nine months of 2024. As noted for the quarter, gross margin was impacted by increased distribution costs as we continue to invest in our distribution partners, however, this was partially offset by lower employee costs due to optimization of our operational teams.

•	Operating Loss - Operating loss was $1.1M, for the first nine months of 2025, as compared to $2.0M during the first nine months of 2024. Operating expenses decreased over $1.1M, or 7%, to $13.9M. This decrease was primarily due to a reduction in headcount and operational efficiencies throughout the organization.

•	Loss from continuing operations – On a GAAP basis, net loss from continuing operations was $1.0M, or $0.26 per diluted share during the first nine months of 2025, compared to $2.3M, or $0.61 per diluted share during the first nine months of 2024.

•	Non-GAAP Measures – EBITDA for the first nine months of 2025 was $1.0M, or 6%, compared to $70,000 during the first nine months of 2024. Adjusted EBITDA was $2.3M, or 14% of revenue, for the first nine months of 2025 compared to $961,000, or 6% of revenue, for the first nine months of 2024. Non-GAAP net income for the first nine months of 2025 was $1.5M, or $0.39 per diluted share, compared to $(78,000), or $(0.02) per diluted share, during the first nine months of 2024. Adjusted free-cash flow was $799,000 for the first nine months of 2025 compared to $1.9M for first nine months of 2024. Adjusted free-cash flow for the first nine months of 2025 included $1.5M of tax payments primarily related to gain on sale of the compliance business.

Key Performance Indicators:

•	As of September 30, 2025, we had 12,445 customers who had an active contract during the past twelve months.

•	Subscription customers increased during the quarter to 972.

•	Average ARR for subscriptions per customer at the end of the quarter was $11,651, up from $10,189 as of September 30, 2024.

Non-GAAP Financial Measures

The non-GAAP adjustments referenced below and herein relate to the exclusion of stock-based compensation, amortization of acquisition-related intangible assets. and other expenses the Company believes to be non-recurring. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in the tables at the end of this press release.

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Management believes that the use of EBITDA from continuing operations, Adjusted EBITDA from continuing operations, non-GAAP net income (loss) from continuing operations, non-GAAP net income (loss) from continuing operations per share, free cash flow and adjusted free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Our management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating our own operating results over different periods of time.

EBITDA from continuing operations is calculated by excluding depreciation and amortization, interest expense, net, and income taxes from the loss from continuing operations. Adjusted EBITDA also excludes certain other expenses which the Company believes to be non-recurring as well as the gain or loss on the change in fair value of our interest rate swap. Non-GAAP net income (loss) from continuing operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from continuing operations and certain other adjustments noted in the tables below. Non-GAAP net income (loss) from continuing operations per share is calculated by dividing non-GAAP net income (loss) from continuing operations by the weighted-average diluted shares outstanding as presented in the calculation of GAAP net income (loss) from continuing operations per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, management believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, management generally allocates a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus management does not believe they are reflective of ongoing operations.

Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment and capitalized software. Adjusted free cash flow also deducts certain cash payments which the Company believe to be non-recurring in nature. Management considers free cash flow and adjusted free cash flow to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results.

The presentation of non-GAAP financial information below and herein are not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below and not rely on any single financial measure to evaluate our business.

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ‘000's, except per share amounts)
CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended September 30,
	2025	2024
	Amount	Amount

Net loss from continuing operations:	$(45)	$(870)
Adjustments:
Depreciation and amortization	722	735
Interest expense, net	(207)	270
Income tax expense (benefit)	67	(347)
EBITDA from continuing operations	537	(212)
Acquisition and/or integration costs (1)	42	43
Other non-recurring expenses (2)	174	468
Stock-based compensation expense (3)	180	247
Adjusted EBITDA from continuing operations:	$933	$546

	Nine Months Ended September 30,
	2025	2024
	Amount	Amount

Net loss from continuing operations:	$(1,049)	$(2,336)
Adjustments:
Depreciation and amortization	2,203	2,191
Interest (income) expense, net	(14)	857
Income tax expense (benefit)	(127)	(642)
EBITDA from continuing operations	1,013	70
Acquisition and/or integration costs (1)	243	150
Other non-recurring expenses (2)	505	336
Stock-based compensation expense (3)	572	405
Adjusted EBITDA from continuing operations:	$2,333	$961

(1)	This adjustment gives effect to one-time corporate projects, including acquisition, divestiture and integration related expenses, incurred during the periods.
(2)	For the three months ended September 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $2,000 and non-recurring fees of $172,000. For the nine months ended September 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $80,000, as well as corporate re-brand costs of $132,000 and non-recurring fees of $293,000. For the three and nine months ended September 30, 2024, this adjustment gives effect to a loss recorded on the change in fair value of our interest rate swap of $343,000 and $124,000, respectively, as well as one-time accounting fees, termination benefits and other non-recurring or unusual expenses of $125,000 and $212,000, respectively.
(3)	The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

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CALCULATION OF NON-GAAP NET INCOME (LOSS)

	Three Months Ended September 30,
	2025		2024
	Amount	Per diluted share	Amount	Per diluted share

Net loss from continuing operations:	$(45)	$(0.01)	$(870)	$(0.23)
Adjustments:
Amortization of intangible assets(1)	622	0.16	639	0.17
Stock-based compensation expense(2)	180	0.05	247	0.06
Other unusual items(3)	216	0.06	511	0.13
Discrete items impacting income tax expense(4)	–	–	(47)	(0.01)
Tax impact of adjustments(5)	(213)	(0.06)	(293)	(0.07)
Non-GAAP net income from continuing operations:	$760	$0.20	$187	$0.05
Weighted average number of common shares outstanding – diluted	3,870		3,835

	Nine Months Ended September 30,
	2025		2024
	Amount	Per diluted share	Amount	Per diluted share

Net loss from continuing operations:	$(1,049)	$(0.27)	$(2,336)	$(0.61)
Adjustments:
Amortization of intangible assets(1)	1,882	0.49	1,919	0.50
Stock-based compensation expense(2)	572	0.14	405	0.11
Other unusual items(3)	748	0.19	486	0.12
Discrete items impacting income tax expense(4)	41	0.01	38	0.01
Tax impact of adjustments(5)	(672)	(0.17)	(590)	(0.15)
Non-GAAP net income (loss) from continuing operations:	$1,522	$0.39	$(78)	$(0.02)
Weighted average number of common shares outstanding – diluted	3,857		3,826

(1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
(2)	The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.
(3)	For the three months ended September 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $2,000 and non-recurring fees, including acquisition, integration and divestiture costs of $214,000. For the nine months ended September 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $80,000, as well as corporate re-brand costs of $132,000 and non-recurring fees, including acquisition, integration and divestiture costs of $536,000. For the three and nine months ended September 30, 2024, this adjustment gives effect to a loss recorded on the change in fair value of our interest rate swap of $343,000 and $124,000, respectively, as well as, one-time accounting fees, termination benefits and other non-recurring or unusual expenses, including acquisition and integration expenses of $168,000 and $362,000, respectively.
(4)	This adjustment gives effect to discrete items that impact income tax expense. For the three and nine months ended September 30, 2025 and 2024, this relates to additional expense associated with vesting of stock-based compensation awards.
(5)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal tax rate of 21%.

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CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended September 30,
	2025	2024

Net cash provided by operating activities of continuing operations (GAAP)	$(582)	$1,498
Payments for purchase of fixed assets and capitalized software	(8)	(140)
Free cash flow from continuing operations (Non-GAAP)	(590)	1,358
Cash paid for acquisition and integration related items (1)	–	–
Cash paid for other unusual items (2)	172	11
Adjusted free cash flow from continuing operations (Non-GAAP)	$(418)	$1,369

	Nine Months Ended September 30,
	2025	2024

Net cash provided by operating activities of continuing operations (GAAP)	$300	$2,294
Payments for purchase of fixed assets and capitalized software	(43)	(556)
Free cash flow from continuing operations (Non-GAAP)	257	1,738
Cash paid for acquisition and integration related items (1)	118	23
Cash paid for other unusual items (2)	424	99
Adjusted free cash flow from continuing operations (Non-GAAP)	$799	$1,860

(1)	This adjustment gives effect to one-time corporate projects, including acquisition, divestiture and integration related expenses, paid during the periods.
(2)	For the three and nine months ended September 30, 2025, this relates to payments related to our corporate re-brand and other non-recurring fees. For the three and nine months ended September 30, 2024, this adjustment gives effect to one-time accounting fees, termination benefits and other non-recurring or unusual expenses.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	November 11, 2025
Time:	9:00 a.m. eastern time
Toll & Toll Free:	973-528-0011 | 888-506-0062
Access Code:	162391
Live Webcast:	https://www.webcaster5.com/Webcast/Page/2667/52262

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331 | 877-481-4010
Passcode:	52262
Webcast Replay & Transcript	https://investors.accessnewswire.com/events-presentations

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About ACCESS Newswire Inc.

We are ACCESS Newswire, a globally trusted Public Relations (PR) and Investor Relations (IR) solutions provider. With a focus on innovation, customer service, and value-driven offerings, ACCESS Newswire empowers brands to connect with their audiences where it matters most. From startups and scale-ups to multi-billion-dollar global brands, we ensure your most important moments make an impact and resonate with your audiences. To learn more visit www.accessnewswire.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “commit,” “estimate,” “predict,” “potential,” “outlook,” “guidance,” “target,” “goal,” “project,” “continue to,” “confident,” or the negative of those terms or other comparable terminology. The forward-looking statements in this press release include, among other things, our confidence that the steps we are taking now will deliver long-term value for our shareholders, our belief we are well-positioned to capture additional market-share in the evolving communications landscape as a result of our broad and expanding set of communications solutions and our plan to introduce product enhancements before year-end which are designed to further enhance the customer experience and support sustained top-line growth.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission at www.sec.gov, including the Company’s Annual Reports filed on Form 10-K, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information:

ACCESS Newswire Inc.
Brian R. Balbirnie
(919)-481-4000
brianb@accessnewswire.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

7

ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,261	$4,103
Accounts receivable (net of allowance for doubtful accounts of $1,661 and $1,059 respectively	4,137	3,351
Other current assets	1,603	1,234
Current assets held for sale	–	1,338
Total current assets	9,001	10,026
Capitalized software (net of accumulated amortization of $3,854 and $3,644, respectively)	747	934
Fixed assets (net of accumulated depreciation of $848 and $914, respectively)	274	365
Right-of-use asset – leases	575	766
Other long-term assets	80	158
Goodwill	19,043	19,043
Intangible assets (net of accumulated amortization of $8,906 and $7,024, respectively)	10,094	11,976
Deferred tax asset	4,236	3,793
Non-current assets held for sale	–	3,577
Total assets	$44,050	$50,638

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,354	$1,423
Accrued expenses	2,038	1,699
Income taxes payable	1,565	56
Current portion of long-term debt	870	4,000
Deferred revenue	5,020	4,743
Current liabilities held for sale	–	893
Total current liabilities	10,847	12,814
Long-term debt (net of debt discount of $57 and $70, respectively)	1,899	11,930
Lease liabilities – long-term	408	668
Deferred tax liability	82	–
Other long-term liabilities	20	–
Total liabilities	13,256	25,412
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	–	–
Common stock $0.001 par value, 20,000,000 shares authorized, 3,868,826 and 3,838,743 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	4	4
Additional paid-in capital	24,909	24,259
Other accumulated comprehensive loss	(127)	(178)
Retained earnings	6,008	1,141
Total stockholders' equity	30,794	25,226
Total liabilities and stockholders’ equity	$44,050	$50,638

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ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Revenues	$5,723	$5,639	$16,820	$17,231
Cost of revenues	1,455	1,411	3,994	4,172
Gross profit	4,268	4,228	12,826	13,059
Operating costs and expenses:
General and administrative	1,484	1,893	5,189	5,374
Sales and marketing expenses	1,626	1,592	4,682	5,606
Product development	684	671	2,072	2,044
Depreciation and amortization	658	676	1,993	2,032
Total operating costs and expenses	4,452	4,832	13,936	15,056
Operating loss	(184)	(604)	(1,110)	(1,997)
Interest income (expense), net	207	(270)	14	(857)
Other expense, net	(1)	(343)	(80)	(124)
Income (loss) before taxes	22	(1,217)	(1,176)	(2,978)
Income tax expense (benefit)	67	(347)	(127)	(642)
Net loss from continuing operations	(45)	(870)	(1,049)	(2,336)
Net income from discontinued operations, net of tax	–	404	5,916	1,738
Net income (loss)	$(45)	$(466)	$4,867	$(598)
Loss from continuing operations per share – basic	$(0.01)	$(0.23)	$(0.27)	$(0.61)
Loss from continuing operations per share – fully diluted	$(0.01)	$(0.23)	$(0.27)	$(0.61)
Income from discontinued operations per share – basic	$0.00	$0.11	$1.53	$0.45
Income from discontinued operations per share – fully diluted	$0.00	$0.11	$1.53	$0.45
Income (loss) per share – basic	$(0.01)	$(0.12)	$1.26	$(0.16)
Income (loss) per share – fully diluted	$(0.01)	$(0.12)	$1.26	$(0.16)
Weighted average number of common shares outstanding – basic	3,869	3,833	3,856	3,823
Weighted average number of common shares outstanding – fully diluted	3,870	3,835	3,857	3,826

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ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$4,867	$(598)
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposal of business	(8,974)	–
Depreciation and amortization	2,231	2,317
Provision for credit losses	1,056	906
Deferred income taxes	(360)	(99)
Change in fair value of interest rate swaps	–	124
Stock-based compensation expense	650	468
Non-cash interest adjustment on note payable	13	13
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(1,056)	(951)
Decrease (increase) in other assets	411	78
Increase (decrease) in accounts payable	8	113
Increase (decrease) in income tax payable	1,509	2
Increase (decrease) in accrued expenses	(26)	17
Increase (decrease) in deferred revenue	(29)	(96)
Net cash provided by operating activities	300	2,294

Cash flows from investing activities:
Proceeds from Sale of Compliance Business	12,000	–
Capitalized software	(23)	(537)
Purchase of fixed assets	(20)	(19)
Net cash provided by (used in) investing activities	11,957	(556)

Cash flows from financing activities:
Payment of long-term debt	(13,174)	(3,333)
Net cash used in financing activities	(13,174)	(3,333)

Net change in cash and cash equivalents	(917)	(1,595)
Cash and cash equivalents – beginning	4,103	5,714
Currency translation adjustment	75	(33)
Cash and cash equivalents – ending	$3,261	$4,086

Supplemental disclosures:
Cash paid for income taxes	$1,519	$170
Cash paid for interest	$368	$1,093

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